Exhibit 99.1

GAP INC. REPORTS APRIL AND FIRST QUARTER SALES RESULTS

Guides First Quarter EPS with Range of $0.44 to $0.46

SAN FRANCISCO - May 3, 2012 - Gap Inc. (NYSE: GPS) today reported that net sales for the first quarter of fiscal 2012 increased 6 percent compared with last year, and April 2012 net sales were flat compared with last year.

Net sales for the first quarter, which ended April 28, 2012, increased 6 percent to $3.49 billion compared with $3.30 billion for the first quarter last year. The company's first quarter comparable sales, which include the associated comparable online sales, were up 4 percent compared with a 3 percent decrease in the first quarter last year.

"We delivered a solid first quarter as spring product continued to do well across all brands," said Glenn Murphy, chairman and chief executive officer of Gap Inc.

In addition, net sales were $1.15 billion for each of the four-week periods ended April 28, 2012 and April 30, 2011. The company's comparable sales for April 2012, which include the associated comparable online sales, were down 2 percent compared with an 8 percent increase in April 2011.

First Quarter Guidance

The company expects diluted earnings per share for the first quarter of fiscal year 2012 to be in the range of $0.44 to $0.46. As a result of sales performance, the company expects inventory dollars per store at the end of the first quarter to be below its previous guidance of about flat on a year-over-year basis.

First Quarter Comparable Sales Results

Comparable sales for the first quarter of fiscal year 2012, including the associated comparable online sales, were as follows:

  Gap North America: positive 5 percent versus negative 3 percent last year
  Banana Republic North America: positive 5 percent versus negative 1 percent last year
  Old Navy North America: positive 4 percent versus negative 2 percent last year
  International: negative 4 percent versus negative 6 percent last year

April Comparable Sales Results

Comparable sales for April 2012, including the associated comparable online sales, were as follows:

  Gap North America: positive 4 percent versus positive 2 percent last year
  Banana Republic North America: positive 1 percent versus positive 11 percent last year
  Old Navy North America: negative 6 percent versus positive 14 percent last year
  International: negative 6 percent versus negative 1 percent last year

Gap Inc. will release its first quarter earnings via press release on May 17, 2012 at 1:00 p.m. Pacific Time. In addition, the company will host a summary of Gap Inc.'s first quarter results in a live conference call and webcast on May 17, 2012 at approximately 2:00 p.m. Pacific Time. The conference call can be accessed by calling 1-800-374-1731. International callers may dial 706-679-5876. The webcast can be accessed at www.gapinc.com.

May Sales

The company will report May sales on May 31, 2012.

Forward-Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

  diluted earnings per share for the first quarter of fiscal year 2012; and
  inventory dollars per store at the end of the first quarter of fiscal year 2012.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

  the risk that additional information may arise during the company's close process or as a result of subsequent events that would require the company to make adjustments to the financial information.

Forward-looking statements are based on information as of May 3, 2012. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal 2011 net sales were $14.5 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,000 company-operated stores, about 200 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Stacy Rollo

(415) 427-6230

press@gap.com